Exhibit 99.1

eBay Inc. Unaudited Pro Forma Condensed Consolidated Financial Information

San Jose, California, February 13th, 2020 - On February 13th, 2020, eBay Inc., a Delaware corporation (“eBay”), completed the previously announced divestiture of its StubHub business (“StubHub”) to PUG LLC, a Delaware limited liability company (the “Buyer”), pursuant to a Stock Purchase Agreement (the “SPA”), dated November 24, 2019, by and among eBay, eBay International AG, Buyer and, solely for the purposes set forth therein, Pugnacious Endeavors, Inc., a Delaware corporation (the “Divestiture”). Beginning in the first quarter of 2020, StubHub’s historical financial results for periods prior to the Divestiture will be reflected in eBay’s condensed consolidated financial statements as discontinued operations.
The following unaudited pro forma condensed consolidated statement of income of eBay for the year ended December 31, 2019 is presented as if the Divestiture had occurred as of January 1, 2019 and gives effect to the elimination of the historical StubHub financial results due to the Divestiture, as well as other pro forma adjustments to reflect the impact of certain service agreements entered into at the time of the Divestiture. The following unaudited pro forma condensed consolidated statements of income of eBay for the years ended December 31, 2017 and 2018 only give effect to the elimination of the historical StubHub financial results as if the Divestiture had occurred as of January 1, 2017. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2019 is presented as if the Divestiture had occurred as of December 31, 2019.
The following pro forma financial statements are based on information currently available, including certain assumptions and estimates. They are intended for informational purposes only, and do not purport to represent what eBay’s financial position and results of operations actually would have been had the Divestiture occurred on the dates indicated, or to project eBay’s financial position or results of operations for any future date or period.
The information in the “Historical” columns in the unaudited pro forma condensed consolidated statements of income and the unaudited pro forma condensed consolidated balance sheet was derived from eBay’s historical consolidated financial statements for the periods and as of the date presented and does not reflect any adjustments related to the Divestiture and related events. The following unaudited pro forma condensed consolidated financial statements have been derived from eBay’s historical consolidated financial statements as of and for the three years ended December 31, 2019. The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the audited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in eBay’s Annual Report on Form 10-K for the year ended December 31, 2019.
The information in the “StubHub Divestiture” columns in the unaudited pro forma condensed consolidated statements of income and the unaudited pro forma condensed consolidated balance sheet has been prepared in accordance with the discontinued operations guidance in Accounting Standards Codification 205, “Financial Statement Presentation” and therefore does not reflect what StubHub’s results of operations would have been on a stand-alone basis and are not necessarily indicative of StubHub’s future results of operations.
The information in the “Other Pro Forma Adjustments” columns in the unaudited pro forma condensed consolidated statements of income and the unaudited pro forma condensed consolidated balance sheet reflects additional pro forma adjustments which are further described in the accompanying notes.

eBay Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2019
(in millions, except per share amounts)

	Historical	StubHub Divestiture	Other Pro Forma Adjustments	Notes	Pro Forma eBay

Net revenues	$10,800	$(1,121)	$—		$9,679
Cost of net revenues	2,508	(290)	(3)	(a)	2,215
Gross profit	8,292	(831)	3		7,464
Operating expenses:
Sales and marketing	3,194	(491)	—		2,703
Product development	1,240	(114)	(6)	(a)	1,120
General and administrative	1,189	(125)	(31)	(a)	1,033
Provision for transaction losses	300	(23)	—		277
Amortization of acquired intangible assets	48	(9)	—		39
Total operating expenses	5,971	(762)	(37)		5,172
Income from operations	2,321	(69)	40		2,292
Interest and other, net	(114)	—	—		(114)
Income from continuing operations before income taxes	2,207	(69)	40		2,178
Income tax benefit (provision)	(415)	10	(10)	(b)	(415)
Income (loss) from continuing operations	$1,792	$(59)	$30		$1,763

Income (loss) per share - basic:
Continuing operations	$2.11				$2.08

Income (loss) per share - diluted:
Continuing operations	$2.10				$2.06

Weighted average shares:
Basic	849				849
Diluted	856				856

See accompanying notes.

eBay Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2018
(in millions, except per share amounts)

	Historical	StubHub Divestiture	Pro Forma eBay

Net revenues	$10,746	$(1,083)	$9,663
Cost of net revenues	2,382	(265)	2,117
Gross profit	8,364	(818)	7,546
Operating expenses:
Sales and marketing	3,391	(485)	2,906
Product development	1,285	(100)	1,185
General and administrative	1,131	(90)	1,041
Provision for transaction losses	286	(33)	253
Amortization of acquired intangible assets	49	(10)	39
Total operating expenses	6,142	(718)	5,424
Income from operations	2,222	(100)	2,122
Interest and other, net	496	—	496
Income from continuing operations before income taxes	2,718	(100)	2,618
Income tax benefit (provision)	(190)	22	(168)
Income (loss) from continuing operations	$2,528	$(78)	$2,450

Income (loss) per share - basic:
Continuing operations	$2.58		$2.50

Income (loss) per share - diluted:
Continuing operations	$2.55		$2.47

Weighted average shares:
Basic	980		980
Diluted	991		991

See accompanying notes.

eBay Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2017
(in millions, except per share amounts)

	Historical	StubHub Divestiture	Pro Forma eBay

Net revenues	$9,927	$(1,029)	$8,898
Cost of net revenues	2,221	(277)	1,944
Gross profit	7,706	(752)	6,954
Operating expenses:
Sales and marketing	2,878	(387)	2,491
Product development	1,224	(114)	1,110
General and administrative	1,030	(77)	953
Provision for transaction losses	272	(33)	239
Amortization of acquired intangible assets	38	(11)	27
Total operating expenses	5,442	(622)	4,820
Income from operations	2,264	(130)	2,134
Interest and other, net	11	—	11
Income from continuing operations before income taxes	2,275	(130)	2,145
Income tax benefit (provision)	(3,288)	49	(3,239)
Income (loss) from continuing operations	$(1,013)	$(81)	$(1,094)

Income (loss) per share - basic:
Continuing operations	$(0.95)		$(1.03)

Income (loss) per share - diluted:
Continuing operations	$(0.95)		$(1.03)

Weighted average shares:
Basic	1,064		1,064
Diluted	1,064		1,064

See accompanying notes.

eBay Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2019
(in millions, except par value)

	Historical	StubHub Divestiture	Other Pro Forma Adjustments	Notes	Pro Forma eBay

ASSETS
Current assets:
Cash and cash equivalents	$975	$(52)	$4,122	(c)	$5,045
Short-term investments	1,850	—	—		1,850
Accounts receivable, net	700	(9)	—		691
Other current assets	1,181	(80)	—		1,101
Total current assets	4,706	(141)	4,122		8,687
Long-term investments	1,316	(11)	—		1,305
Property and equipment, net	1,510	(26)	—		1,484
Goodwill	5,153	(224)	—		4,929
Intangible assets, net	67	(5)	—		62
Operating lease right-of-use assets	628	(29)	—		599
Deferred tax assets	4,377	(8)	—		4,369
Other assets	417	(3)	—		414
Total assets	$18,174	$(447)	$4,122		$21,849
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$1,022	$—	$—		$1,022
Accounts payable	270	(19)	—		251
Accrued expenses and other current liabilities	2,404	(215)	20	(d)	2,209
Deferred revenue	158	(23)	—		135
Income taxes payable	212	(2)	972	(e)	1,182
Total current liabilities	4,066	(259)	992		4,799
Operating lease liabilities	492	(20)	—		472
Deferred tax liabilities	2,646	—	—		2,646
Long-term debt	6,738	—	—		6,738
Other liabilities	1,362	(6)	—		1,356
Total liabilities	15,304	(285)	992		16,011

Stockholders' equity:
Common stock, $0.001 par value; 3,580 shares authorized; 796 and 915 shares outstanding	2	—	—		2
Additional paid-in capital	16,126	—	—		16,126
Treasury stock at cost, 897 and 763 shares	(31,396)	—	—		(31,396)
Retained earnings	17,754	(165)	3,130	(f)	20,719
Accumulated other comprehensive income	384	3	—		387
Total stockholders' equity	2,870	(162)	3,130		5,838
Total liabilities and stockholders' equity	$18,174	$(447)	$4,122		$21,849

See accompanying notes.

eBay Inc.
Unaudited Pro Forma Condensed Consolidated Financial Information

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)
The adjustment reflects $40 million of fees for providing transition services to the Buyer in accordance with the Transition Services Agreements by and between eBay and PUG LLC (the “TSA”). Based on the TSA, eBay will begin providing transition services upon the effective date of February 13th, 2020. These transition services have minimum initial terms ranging from 12 to 18 months and are provided for the sole purpose of supporting the operations of StubHub after the divestiture. The transition services can be extended by the Buyer for a maximum of an additional 12 months.

(b)
The adjustment represents the tax impact of the pro forma adjustments. In determining the tax rate to apply to the pro forma adjustments, the Company used the blended statutory income tax rates in effect for the period presented. The blended statutory income tax rates are subject to change.

(c)
The adjustment represents the net cash proceeds collected from the Buyer in connection with the Divestiture in accordance with the SPA. The purchase price of $4.12 billion consists of (i) the Closing Purchase Price of $4.05 billion, adjusted for (ii) the Estimated Working Capital Adjustment of ($5.6 million) and (iii) the Net Indebtedness of $77.8 million.

(d)	The adjustment represents additional accruals related to transaction costs directly associated with the Divestiture.

(e)
The adjustment represents the estimated tax impact of the divestiture of StubHub. In determining the tax rate to apply, the Company used the blended statutory income tax rates in effect for the period presented. The blended statutory income tax rates are subject to change.

(f)	The adjustment reflects the impact to eBay’s Retained Earnings from the pro forma adjustment specified in note (c), (d), and (e) above.